UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2017

REPLIGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA		02453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 1, 2017, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 22, 2017 (the “Merger Agreement”), by and among Repligen Corporation (the “Company”), Top Hat, Inc., a California corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Swing Time, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Second Merger Sub”), Spectrum, Inc., a California corporation (“Spectrum”), and Roy T. Eddleman as representative of Spectrum’s securityholders, the Company completed its previously announced acquisition of Spectrum, and First Merger Sub merged with and into Spectrum, with Spectrum remaining as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”). In addition, on August 2, 2017, pursuant to the Merger Agreement, Spectrum, Inc. merged with and into Second Merger Sub, with Second Merger Sub remaining as the surviving entity and changing its name to Spectrum LifeSciences, LLC.

At the closing of the Merger, the Company paid approximately $120.2 million in cash (the “Cash Consideration”) and issued 6,153,995 unregistered shares of the Company’s common stock (the “Consideration Shares”) as consideration for all of the issued and outstanding shares of capital stock of Spectrum. Pursuant to the Merger Agreement, approximately $9.2 million of the Cash Consideration and 460,060 of the Consideration Shares were placed into a third party escrow account to settle certain indemnification obligations of holders of equity securities of Spectrum receiving merger consideration, and $3 million of the Cash Consideration was deposited in escrow to satisfy, in part, any payments due to the Company for certain adjustments to the calculation of the working capital of Spectrum and certain indemnification obligations of holders of equity securities of Spectrum receiving merger consideration.

A copy of the Merger Agreement is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 23, 2017, and certain financial information relating to the Merger has been filed as Exhibits 99.2, 99.3 and 99.4 to the Company’s Current Report on Form 8-K/A filed on June 26, 2017. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 3.02.	Unregistered Sale of Equity Securities.

The description of the Consideration Shares in Item 2.01 if this Current Report on Form 8-K is incorporated herein by reference. The issuance of the Consideration Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial statements of business acquired.

The Company intends to file the financial statements relating to the closing of the Merger described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date of this Current Report on Form 8-K was required to be filed.

(b)    Pro forma financial information.

The Company intends to furnish pro forma financial information relating to the closing of the Merger described in Item 2.01 above under cover of Form 8-K/A with the Commission no later than 71 calendar days after the date of this Current Report on Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: August 3, 2017	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer